Confidentiality Agreement

Party A: China Ruidong Sports Technology Development Limited

Party B: Huizhong Business Consultant (Beijing) Co., Ltd.

Whereas: Party A and Party B arediscussing the joint development plan and Party A needs to obtain Party B’s relevant business data and information sobased on the principle of mutual beneficiality and joint development, both parties sign the Confidentiality Agreement (the “Agreement”).

Article I Definition of confidential data

Confidential data are data and information in written or other forms of relevant business that are clearly marked or indicated confidential data disclosed by Party B to Party A (the “confidential data”). The following materials and information are excluded from confidential data:

(I) Data that have been or are about to be made public, excluding the data disclosed by Party B or its representative in violation of the provision hereof and without authorization;

(II) Non-confidential data that Party A has known before Party B discloses it to Party A;

(III) Non-confidential data provided by Party B and Party A does not know the data provider (a third party) has entered a binding non-disclosure agreement with Party A before disclosing it and has reasons to think that such data provider is allowed to provide the data to other parties.

Article II Responsibilities of both parties

(I) Party A is the receiving party of confidential data, has the confidentiality obligation, and bears the responsibility of keeping the confidential data private.

(II) Party A shall not disclose any confidential data to a third party (including peoplefrom press) or use the confidential data in other ways without written consent of Party B. Party A shall also urge its representatives not to do so, unless the disclosure or use of confidential data is required to properly carry out the obligations (including the obligations that both parties shall bear in the future in line with the laws or contract) that both parties shall bear under the normal condition where both parties engage in or carry out the cooperative project.

(III) Party A shall make strict limit of the access to the confidential data in the way that only the responsible representatives can gain access to it for the purpose specified herein.

(IV) Except with the written consent of Party B, Party A shall not consciously or unconsciously provide to other persons any copy or duplicate of the confidential data disclosed by Party B or its representative.

(V) If the cooperative project does not continue any more, whenever Party B puts forward the written request, Party A and its representatives shall destroy or return all confidential data occupied or controlled or all documents containing the confidential data and other materials and all copies thereof within five (5) business days. But in compliance with other clauses in this Agreement, Party A can retain a copy of above documents or materials only for the purpose of Article IV.

(VI) Party B and its representatives shall protect the confidential data disclosed by the other party at or above the degree of protection of its own similar data and the degree of protection of confidential data shall be not lower than a reasonable degree under any circumstances.

Article III Intellectual property

The disclosure of confidential data by Party B to Party A or its representative constitutes neither the transfer or authorization of rights and interests of its business secret, trademark, patent, technology secret or any other intellectual property to Party A or its representative, nor the transfer or authorization of rights and interests of the business secret, trademark, patent, technology secret or any other intellectual property that any third party gives the permission to use to Party A or its representative.

Article IV Saving and use of confidential data

(I) Party A shall have the right to save necessary confidential data so as to use it when fulfilling the laws, regulations and obligations during the cooperative project.

(II) In case of the demurrer of Party A or its representative’s claim for compensation, lawsuit, judicial process and charge related to the project hereof and its matters, or the reply to the summon, citation or other legal procedures that need to use confidential data related to the project hereof and its matters, it shall be approved by Party B.

Article V Dispute resolution and choice of law

The Agreement shall be governed and interpreted by laws of the People's Republic of China. For any matter, dispute, lawsuit or procedure related to the Agreement or the rights and obligations of all parties hereof or in connection with them, a court of the People's Republic of China has jurisdiction over both parties hereof irrevocably.

Article VI Validity of agreement

(I) The Agreement shall come into force upon the date of signing and sealing by Party A and Party B.

(II) The Agreement shall be in duplicate, and each party holds one copy respectively, which has the same legal effect.

Party A (seal): China Ruidong Sports Technology Development Limited	Party B (seal): Huizhong Business Consultant (Beijing) Co., Ltd. (sealed)

Legal representative	Legal representative

(or authorized representative)	(or authorized representative) Liu Bodang (sealed)

March 30, 2016	March 30, 2016